Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2010 and 2019 Share Incentive Plans of AnPac Bio-medical Science Co., Ltd. of our report dated May 15, 2020, with respect to the consolidated financial statements of AnPac Bio-medical Science Co., Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

May 26, 2020